  EXHIBIT 15

June 18, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 21, 2001 on our review of interim financial information of The Limited, Inc. and its subsidiaries (the "Company") for the period ended May 5, 2001 and included in the Company's quarterly report on
Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 33-44041,
33-18533, 33-49871, 333-04927 and 333-04941) and Form S-3 (Nos. 33-20788, 33-31540, 33-43832 and 33-53366).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio